SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June 29, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "**Agreement**"), made by and between Parscale Digital, Inc., a Nevada corporation (the "**Grantor**"), in favor of P2Binvestor Incorporated, a Colorado corporation (the "**Secured Party**").

WHEREAS, on the date hereof, the Secured Party has made a loan or loans to the Grantor (the "**Loan(s)**"), evidenced by that certain Secured Promissory Note, dated as of June 29, 2018, made by the Grantor and payable to the order of the Secured Party, that certain Financing and Security Agreement by and between the Grantor and the Secured Party, dated as of October 19, 2017 (the "**FSA**"), and any other agreements, documents or instruments between the parties evidencing the advance of the principal amount(s) set forth therein, as it may be amended from time to time (as each may be amended, supplemented or otherwise modified from time to time, the "**Loan Agreement(s)**").

WHEREAS, this Agreement is given by the Grantor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a condition to the obligations of the Lender to make the Loans under the Loan Agreement(s) that the Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

"**Collateral**" has the meaning set forth in Section 2.

"**Event of Default**" has the meaning set forth in the Loan Agreement.

"**First Priority**" means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Loan Agreement).

"Proceeds" means "proceeds" as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

"Secured Obligations" has the meaning set forth in Section 3.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of Colorado or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to in and to all right, title and interest of Client in, to and under the following described property, as defined under the UCC: All now owned or hereafter acquired or arising assets and personal property of Client and any and all wholly-owned subsidiaries ("**Subsidiaries**," which for the purposes of this Section 2 shall be included in the term "Client") of Client (on whose behalf Client hereby duly approves and grants such security interests as the sole interest-holder in the Subsidiaries) including, but not limited to: (1) cash or cash equivalents including funds of Client's in P2Bi's possession for any reason; (2) accounts, including deposit accounts and investment accounts; (3) licenses, leases and general intangibles (including, but not limited to, all trade names and trade styles; patent rights, trademark rights and copyright rights in all countries; software; and all rights in and to domain names in whatever form and all derivative URLs); (4) equipment, machinery, furniture, furnishings, tools, tooling, fixtures and accessories; (5) investment property; (6) inventory; (7) accounts receivable, instruments, contract rights and other rights to receive payment of money; (8) chattel paper and documents; and (9) securities, whether or not certificated or in the possession of P2Bi or the Client, including all interests in and to any Subsidiaries of Client; and all books and records pertaining to the foregoing assets and personal property as well as any and all accounts or funds of Client's in P2Bi's possession for any reason, and any and all additions, accessions, modifications, improvements, replacements and substitutions thereto and therefor, and any and all proceeds, products or income of any of the foregoing assets or personal property, including insurance proceeds (the "**Collateral**"). Notwithstanding any contrary term of this Agreement, Collateral shall not include any waste or other materials that have been or may be designated as toxic or hazardous.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Grantor from time to time arising under the Loan Agreement(s), this Agreement or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the

Loan Agreement and this Agreement; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect of the Loan Agreement, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the "**Secured Obligations**").

4. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, the Grantor shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c) The Grantor hereby further authorizes the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law.

(d) If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall immediately endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(e) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may [reasonably] request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default inthe Secured Party's discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

6. Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.

7. Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor's part to be performed or observed in respect of any of the Collateral.

8. Remedies Upon Default.

(a) If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 12 hereof ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable

manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b) If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys' fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

9. No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

10. SECURITY INTEREST ABSOLUTE. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Loan Agreement, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, intentional or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.

11. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

12. Addresses for Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Loan Agreement, and addressed to the respective parties at their addresses as last communicated in writing to the other Party.

13. Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 14, remain infull force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

14. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

15. GOVERNING LAW. This Agreement and the Loan Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the Loan Agreement (except, as to the Loan Agreement, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Colorado. The other provisions of Section 10.3 through Section 10.6 of the Loan Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

16. Electronic Execution; Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Parscale Digital, Inc.

DocuSigned by:

By ____________________

CB1A0CAF0B7F435...

Name: Andrew Van Noy

Title: President

P2Binvestor Incorporated, as Secured Party

DocuSigned by:

By G. Krista Morgan

9A0C5F1D088841D...

Name: G. Krista Morgan

Title: Chief Executive Officer